                                                               EXHIBIT (9)(a)(2)



                                     FORM OF

                                  SCHEDULE A-1
                         EATON VANCE MUTUAL FUNDS TRUST
                   AMENDED ADMINISTRATIVE SERVICES AGREEMENT
                            EFFECTIVE: March 2, 1998



        Eaton Vance Tax-Managed Emerging Growth Fund (effective 9/15/97) Eaton Vance Tax-Managed International Growth Fund (effective 3/2/98)